Exhibit 10.89

SYSTRAN Financial Services Corporation

a subsidiary of Textron Financial Corporation

BILLS, ACCOUNTS, AND ACCOUNTS RECEIVABLE VALIDITY GUARANTY

This Bills, Accounts and Accounts Receivable Validity Guaranty (this “Agreement”) is executed as of February 8, 2007, by the undersigned guarantor (“Guarantor”) in favor of Systran Financial Services Corporation, a subsidiary of Textron Financial Corporation, and its affiliates (“SYSTRAN”).  Capitalized terms not defined herein shall have the respective meanings set forth in the Factoring Agreement (as hereinafter defined).

RECITALS

A.            SYSTRAN and Crdentia Corp., Health Industry Professionals, L.L.C., Mint Medical Staffing Odessa, LP, Prime Staff, Inc., Staff Search Acquisition Corp., Arizona Home Health Care/Private Duty, Inc., Care Pros Staffing, Inc., Baker Anderson Christie, Inc., New Age Staffing, Inc., PSR Nurses, Ltd., and Nurses Network, Inc. (individually and collectively “Customer”) have entered or will enter into a Factoring Agreement (each such agreement, as amended or modified from time to time, individually and collectively referred to as the “Factoring Agreement”), pursuant to which SYSTRAN will provide accounts receivable financing to Customer (the “Financing”); and

B.            The Financing is or will be secured by, among other things, all Bills, accounts and accounts receivable in which Customer now or hereafter has rights.

AGREEMENTS

With knowledge that SYSTRAN will provide Financing to Customer in reliance upon the existence of this Agreement, Guarantor agrees with SYSTRAN as follows:

1.             Representation, Warranty, and Guaranty.  Guarantor represents, warrants and guarantees to SYSTRAN that:

a.             To Guarantor’s actual knowledge, each of Customer’s Bills submitted to SYSTRAN will:  (i) be genuine, complete and, in all other respects, what it purports to be; (ii) be for an undisputed claim in the amount that Customer indicates to be owing to Customer; (iii) be free and clear of liens, claims and security interests of any party other than SYSTRAN; (iv) have arisen from the sale and delivery of goods or from services rendered by Customer in the ordinary course of Customer’s business; (v) not be subject to any offset or defense, or be contingent upon the fulfillment of any condition; and (vi) not involve an account debtor that controls, is controlled by, or is under common control with Customer, or that is an employee, agent, owner or shareholder of Customer.

b.             Guarantor will not directly or indirectly interfere with or take any direct or indirect action that circumvents the Customer’s delivery of all cash, drafts and other revenues received by Customer from any source and for any reason to SYSTRAN in accordance with the terms of the Factoring Agreement.

c.             Guarantor hereby unconditionally guarantees to SYSTRAN the full and prompt performance of all obligations of Customer to SYSTRAN required under the Factoring Agreement solely to the extent such obligations arise from or are directly related to any and all acts of fraud and/or intentional misrepresentation by Guarantor or of which Guarantor has actual knowledge of that are performed by any Guarantor, any Customer, its officers, directors, employees, affiliates, or any other person or entity acting for or on behalf of any Customer in any capacity.  Fraud in this context has the meaning of willful intent to mislead, misrepresent facts, and/or falsify documents that results in damages to SYSTRAN.

Guarantor will reimburse SYSTRAN, upon demand, for all loss and damage which SYSTRAN incurs as the result of the breach of any of the warranties of Guarantor set forth in Section 1 (a) through (c) of this Agreement above.  As to claims made by SYSTRAN, Guarantor will be permitted to seek relief for defense and other costs from indemnification provisions in Customer’s bylaws and from directors’ and officers’ liability insurance or otherwise available at law or equity, provided, however, each Guarantor hereby subordinates all such rights of recovery to SYSTRAN until SYSTRAN is irrevocably paid in full for all Customer obligations under the Financing.

2.             Continuing Nature of Agreement.  This Agreement is a continuing agreement and shall apply without regard to the form or the amount of the Bills, accounts or accounts receivable in existence at any time.  Guarantor may prospectively revoke this Agreement by sending written notice to SYSTRAN, by certified mail return receipt requested, at the address for SYSTRAN specified below (the “Revocation Notice”).  The revocation of this Agreement shall not be effective with respect to any Bills, accounts or accounts receivable submitted to SYSTRAN by Customer on or prior to the date occurring forty-five (45) days after SYSTRAN’s receipt of the Revocation Notice.

3.             Absolute Nature of Agreement.  The representations, warranties and guarantees of Guarantor under this Agreement are absolute and unconditional.  Guarantor shall not be released from such representations, warranties or guarantees for any reason, nor shall such representations, warranties or guarantees be reduced, diminished or discharged for any reason, including:

a.             Modifications and Indulgences.  Any modification, renewal or alteration of the Factoring Agreement, any other agreement pertaining to the Factoring or any Bills, accounts or accounts receivable, or any indulgence, adjustment, preference, extension or compromise made by SYSTRAN in favor of Customer or any account debtor associated with any Bills, accounts or accounts receivable (an “Account Debtor”).

b.             Composition of Customer or Guarantor.  Any sale, lease or other disposition of any of the assets of Customer or Guarantor; any reorganization of, or change in the composition of the shareholders, partners or members of, Customer or Guarantor; or any termination of, or other change in, the relationship between Customer and Guarantor.

c.             Audit of Customer.  The failure of any audit of the accounts, inventory, revenues or the books and records of Customer to disclose irregularities or wrong-doing by Customer.

4.             Waivers.  Guarantor waives:

a.             Action Against Others.  Any right to require SYSTRAN to:  institute suit or exhaust remedies against Customer or any Account Debtor; enforce SYSTRAN’s rights in any security which is at any time given to secure any obligations of Customer owing to SYSTRAN; join Customer or any other party in any action seeking to enforce this Agreement; or exhaust any other remedies available to SYSTRAN or resort to any other means of obtaining payment or performance under the Factoring Agreement.

b.             Notices.  Notice of the amount of credit extended by SYSTRAN to Customer at any time, whether primary or secondary; notice of the modification or extension of any Factoring or Bills, accounts or accounts receivable; notice of a default or other non-performance by Customer in connection with the Factoring Agreement or by an Account Debtor in connection with a Bill, account or account receivable; notice of the acceptance of this Agreement by SYSTRAN; demand and presentation for payment upon Customer, any Account Debtor or any other party liable for any Bill, account or account receivable; protest, notice of protest and diligence of bringing suit against Customer, any Account Debtor or any other party; and any other action or inaction on the part of SYSTRAN in connection with the Factoring Agreement or any Bill, account or account receivable.

5.             Governing Law.  This Agreement shall be deemed to be a contract under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that state.  Customer irrevocably agrees that any legal action or proceeding brought by or against Customer with respect to the Agreement shall be brought in the courts of the State of Oregon or in the U.S. District Court for the District of Oregon.  Customer consents to the jurisdiction of such courts and that the venue for any such action shall be the County of Multnomah.  This provision shall not limit the right of SYSTRAN to bring such actions or proceedings against Customer in the court of such other states or jurisdictions where Customer may be subject to jurisdiction.

6.             Jury Trial Waiver.  In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (A) arising hereunder, or (B) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

10.           Credit Information. By signing this guaranty, Guarantor authorizes SYSTRAN, or any of its affiliates, to obtain credit bureau reports, and make other credit inquiries that SYSTRAN determines are necessary.  On Guarantor’s written request, SYSTRAN will inform Guarantor whether it has requested a consumer credit report and the name and address of any consumer credit reporting agency that published a report.  Guarantor acknowledges that without further notice SYSTRAN may use or request additional credit bureau reports to update our information so long as Guarantor obligations to SYSTRAN are outstanding.

Dated and effective February 8, 2007

WITNESS(ES):	INDIVIDUAL GUARANTOR(S):

By:	By:	/s/ James D. Durham
Print Name:	Print Name:	James Durham
Print Title:	Print Title:	Individual
Home Address:	Home Address:

Home Telephone:	Home Telephone:

Address for Notices to Systran:

Systran Financial Services Corporation
Attn: Credit Manager
4949 SW Meadows Road, Suite 500
Lake Oswego, Oregon 97035
P.O. Box 3289
Portland, OR 97208